EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF MANHATTAN PHARMACEUTICALS, INC. (THE "COMPANY") AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN
EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                         MANHATTAN PHARMACEUTICALS, INC.


                     Warrant for the Purchase of Shares of
                     -------------------------------------
                                  Common Stock
                                  ------------

CSW No.                                                                   Shares

         FOR VALUE RECEIVED, MANHATTAN PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), hereby certifies that __________ or his registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant, at any time commencing from the date hereof until [DATE], 2007 (the "TERMINATION DATE"), [_________] fully paid and non-assessable shares of the common stock, $.001 par value, of the Company ("COMMON STOCK") at an initial per share exercise price equal to $1.60, and an initial aggregate exercise price of $ ______. The shares of Common Stock or other securities or property deliverable upon such exercise are hereinafter sometimes referred to as the "WARRANT SHARES." The exercise price of a share of Common Stock in effect at any time is hereinafter sometimes referred to as the "PER SHARE EXERCISE PRICE" and the aggregate purchase price payable for the Warrant Shares hereunder is hereinafter sometimes referred to as the "AGGREGATE EXERCISE PRICE." This Warrant is one of a duly authorized issue of Warrants constituting components of units sold by the Company on the date hereof (collectively, the "WARRANTS").

         1. EXERCISE OF WARRANT.

         (a) This Warrant may be exercised in whole or in part, at any time by the Holder commencing upon the date hereof and prior to the Termination Date:

            (i) by presentation and surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part.

            (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 8(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between (A) the last sale price of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors (the "Current Market Price") and (B) the Per Share Exercise Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this Section 1(a), the then Current Market Price shall be based on the trading day immediately prior to the Cashless Exercise.

         (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of one (1) share of Common Stock.

         2. RESERVATION OF WARRANT SHARES; FULLY PAID SHARES; TAXES. The Company hereby undertakes until expiration of this Warrant to reserve for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

         3. REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Holder of this Warrant shall have the registration rights as provided in Article V of the Common Stock and Warrant Purchase Agreement (the "Purchase Agreement") dated as of the date hereof between the Company and such Holder (or such Holder's predecessor in interest). If the Holder is not a party to the Purchase Agreement, by acceptance of this Warrant the Holder agrees to comply with provisions of Article V of the Purchase Agreement to the same extent as if it were a party thereto.


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

         4. LIMITED TRANSFERABILITY. In addition to the limitation on transferability set forth in Section 1(a) hereof, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

         5. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         6. STATUS OF HOLDER. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         7. NOTICES. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

         If to the Holder:   the Holder's address
                             indicated on the signature page of the
                             Note Purchase Agreement; or

         If to the Company:  c/o Manhattan Pharmaceuticals, Inc.
                             787 Seventh Avenue, 48th Floor,
                             New York, New York 10019, Attn: Secretary

         8. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         9. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law. The parties agree to settle any disputes through binding arbitration in the city, county and State of New York.



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

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this ___ day of __________, 2002.


                                      MANHATTAN PHARMACEUTICALS, INC.



                                      By:
                                          ----------------------------
                                      Name: David M. Tanen
                                      Title:   President



ATTEST:



--------------------
     Secretary



[Corporate Seal]



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


                                  SUBSCRIPTION
                                  ------------

                  The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing ____________________ shares of Common Stock thereunder and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

                  The undersigned hereby represents and warrants to the Company that the undersigned is acquiring the shares of the Company's Common Stock pursuant to exercise of the within Warrant for investment purposes only. The undersigned hereby further acknowledges that the undersigned understands that such shares (a) have not been registered under the Securities Act of 1933, as amended, and are being issued to the undersigned by the Company in reliance upon the foregoing representation and warranty and (b) may not be resold except in accordance with the requirements of the Act, including Rule 144 thereunder, if applicable. The undersigned further consents to the placing of a legend on the certificates for the shares being purchased to the foregoing effect.

Dated:_______________                       Signature:____________________

                                            Address:______________________



                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Manhattan Pharmaceuticals, Inc.

Dated:_______________                       Signature:____________________

                                            Address:______________________





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


                                CASHLESS EXERCISE
                                -----------------


                  The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.001 per share, of Manhattan Pharmaceuticals, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:_______________                       Signature:____________________

                                            Address:______________________


                               PARTIAL ASSIGNMENT
                               ------------------

                  FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, no par value per share, of Pain Management, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Manhattan Pharmaceuticals, Inc.

Dated:_______________                       Signature:____________________

                                            Address:______________________




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